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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-76940 of Nam Tai Electronics, Inc. on Form S-8 and on Registration Statement No. 333-58468 of Nam Tai Electronics, Inc on Form F-3, of our report dated March 5, 2004 appearing in the annual report on Form 20-F of Nam Tai Electronics, Inc for the year ended December 31, 2003.


/s/ Deloitte Touche Tohmatsu
Hong Kong
March 10, 2004